As filed with the Securities and Exchange Commission on September 24, 2026.

Registration No. 333-[   ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VALOR ENERGY INC.

(Exact name of registrant as specified in its charter)

Nevada	35-2600898
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

230 Park Avenue, Floor 3,

New York, NY 10169

+1 (929) 872-1185

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

230 Park Avenue, Floor 3,

New York, NY 10169

+1 (929) 872-1185

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joan Wu, Esq.

Hunter Taubman Fisher & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

Tel: (212) 530-2208

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. Valor may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated September 24, 2026

VALOR ENERGY INC

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

By this prospectus, Valor Energy Inc., a Nevada holding company formerly known as Senmiao Technology Limited (“Valor,” or the “Company”), may offer and sell from time to time, in one or more series or classes, up to $500,000,000 in aggregate principal amount of Valor’s common stock, preferred stock, debt securities, warrants, rights and/or units. Valor may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions. This prospectus provides a general description of the securities Valor may offer. Each time Valor offers securities, it will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our common stock is listed on The Nasdaq Capital Market under the symbol “VAI.” On September 4, 2026, the closing price for Valor’s common stock, as reported on The Nasdaq Capital Market, was $2.25 per share, and the aggregate market value of Valor’s outstanding common stock held by non-affiliates (Valor’s “public float”), was $33,086,016, calculated based on 14,704,896 shares of outstanding common stock held by non-affiliates as of September 4, 2026 and the price per share of $2.25. Pursuant to General Instruction I.B.6 of Form S-3, in no event will Valor sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of Valor’s public float in any 12-month period, so long as Valor’s public float remains below $75 million.

Valor may offer and sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, including on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds Valor expects to receive from such sale will also be set forth in a prospectus supplement.

INVESTING IN VALOR’S SECURITIES INVOLVES SUBSTANTIAL RISKS. VALOR IS NOT A CHINESE OPERATING COMPANY, BUT A HOLDING COMPANY INCORPORATED IN NEVADA. AS A HOLDING COMPANY WITH NO MATERIAL OPERATIONS OF ITS OWN, IT CONDUCTS A SUBSTANTIAL MAJORITY OF ITS OPERATIONS THROUGH ITS OPERATING ENTITIES ESTABLISHED IN THE PEOPLE’S REPUBLIC OF CHINA, OR THE PRC, PRIMARILY ITS WHOLLY OWNED SUBSIDIARIES.

ADDITIONALLY, VALOR, AND ITS SUBSIDIARIES ARE SUBJECT TO CERTAIN LEGAL AND OPERATIONAL RISKS ASSOCIATED WITH THE subsidiaries’ OPERATIONS IN CHINA. PRC LAWS AND REGULATIONS GOVERNING THE COMPANY’S CURRENT BUSINESS OPERATIONS ARE SOMETIMES VAGUE AND UNCERTAIN, AND THEREFORE, THESE RISKS MAY RESULT IN A MATERIAL CHANGE IN subsidiaries’ OPERATIONS, SIGNIFICANT DEPRECIATION OF THE VALUE OF VALOR’S COMMON STOCK, OR A COMPLETE HINDRANCE OF VALOR’S ABILITY TO OFFER OR CONTINUE TO OFFER ITS SECURITIES TO INVESTORS. RECENTLY, THE PRC GOVERNMENT INITIATED A SERIES OF REGULATORY ACTIONS AND STATEMENTS TO REGULATE BUSINESS OPERATIONS IN CHINA WITH LITTLE ADVANCE NOTICE, INCLUDING CRACKING DOWN ON ILLEGAL ACTIVITIES IN THE SECURITIES MARKET, ADOPTING NEW MEASURES TO EXTEND THE SCOPE OF CYBERSECURITY REVIEWS, AND EXPANDING THE EFFORTS IN ANTI-MONOPOLY ENFORCEMENT. SINCE THESE STATEMENTS AND REGULATORY ACTIONS ARE NEW, IT IS HIGHLY UNCERTAIN HOW SOON LEGISLATIVE OR ADMINISTRATIVE REGULATION MAKING BODIES WILL RESPOND AND WHAT EXISTING OR NEW LAWS OR REGULATIONS OR DETAILED IMPLEMENTATIONS AND INTERPRETATIONS WILL BE MODIFIED OR PROMULGATED, IF ANY, AND THE POTENTIAL IMPACT OF SUCH MODIFIED OR NEW LAWS AND REGULATIONS WILL HAVE ON THE COMPANY’S DAILY BUSINESS OPERATION, THE ABILITY TO ACCEPT FOREIGN INVESTMENTS AND LIST ON AN U.S. OR OTHER FOREIGN EXCHANGE.

ON FEBRUARY 17, 2023, THE CHINA SECURITIES REGULATORY COMMISSION, OR THE “CSRC”, PROMULGATED THE TRIAL ADMINISTRATIVE MEASURES OF OVERSEAS SECURITIES OFFERING AND LISTING BY DOMESTIC COMPANIES (THE “TRIAL MEASURES”), WHICH BECAME EFFECTIVE ON MARCH 31, 2023. ON THE SAME DATE, THE CSRC CIRCULATED SUPPORTING GUIDANCE RULES NO.1 THROUGH NO.5, NOTES ON THE TRIAL MEASURES, NOTICE ON ADMINISTRATION ARRANGEMENTS FOR THE FILING OF OVERSEAS LISTINGS BY DOMESTIC ENTERPRISES AND RELEVANT CSRC ANSWERS TO REPORTER QUESTIONS, OR COLLECTIVELY, THE GUIDANCE RULES AND NOTICE, ON CSRC’S OFFICIAL WEBSITE. THE TRIAL MEASURES, TOGETHER WITH THE GUIDANCE RULES AND NOTICE REITERATE THE BASIC PRINCIPLES OF DRAFT ADMINISTRATIVE PROVISIONS AND DRAFT FILING MEASURES AND IMPOSE SUBSTANTIALLY THE SAME REQUIREMENTS FOR THE OVERSEAS SECURITIES OFFERING AND LISTING BY DOMESTIC ENTERPRISES, AND CLARIFIED AND EMPHASIZED SEVERAL ASPECTS. BECAUSE WE ARE ALREADY PUBLICLY LISTED IN THE U.S., THE TRIAL MEASURES AND THE GUIDANCE RULES AND NOTICE DO NOT IMPOSE OBVIOUS ADDITIONAL REGULATORY BURDEN ON US BEYOND THE OBLIGATION TO REPORT TO THE CSRC AND COMPLY WITH THE FILING REQUIREMENTS ON ANY FUTURE OFFERINGS OF OUR SECURITIES, OR MATERIAL EVENTS SUCH AS A CHANGE OF CONTROL OR DELISTING. AS THE TRIAL MEASURES AND THE GUIDANCE RULES AND NOTICE ARE NEWLY ISSUED, THERE REMAINS UNCERTAINTY AS TO HOW IT WILL BE INTERPRETED OR IMPLEMENTED. THEREFORE, WE ARE SUBJECT TO SUCH FILING REQUIREMENTS UNDER THE TRIAL MEASURES UPON FUTURE SUBSEQUENT OFFERING, AND MAY BE SUBJECT TO ADDITIONAL FILING REQUIREMENTS IF THERE ARE ANY CHANGES ON THE TRIAL MEASURES, UPON THAT TIME, WE MAY NOT BE ABLE TO GET CLEARANCE FROM THE CSRC IN A TIMELY FASHION.

ON MAY 20, 2020, THE U.S. SENATE PASSED THE HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT REQUIRING A FOREIGN COMPANY TO CERTIFY IT IS NOT OWNED OR CONTROLLED BY A FOREIGN GOVERNMENT IF THE PCAOB IS UNABLE TO AUDIT SPECIFIED REPORTS BECAUSE THE COMPANY USES A FOREIGN AUDITOR NOT SUBJECT TO PCAOB INSPECTION. IF THE PCAOB IS UNABLE TO INSPECT THE COMPANY’S AUDITORS FOR THREE CONSECUTIVE YEARS, THE ISSUER’S SECURITIES ARE PROHIBITED TO TRADE ON A U.S. STOCK EXCHANGE. ON DECEMBER 2, 2020, THE U.S. HOUSE OF REPRESENTATIVES APPROVED THE HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT. ON DECEMBER 18, 2020, THE HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT WAS SIGNED INTO LAW. PURSUANT TO THE HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT, THE PCAOB ISSUED A DETERMINATION REPORT ON DECEMBER 16, 2021 WHICH FOUND THAT THE PCAOB IS UNABLE TO INSPECT OR INVESTIGATE COMPLETELY REGISTERED PUBLIC ACCOUNTING FIRMS HEADQUARTERED IN: (1) MAINLAND CHINA OF THE PRC BECAUSE OF A POSITION TAKEN BY ONE OR MORE AUTHORITIES IN MAINLAND CHINA; AND (2) HONG KONG, A SPECIAL ADMINISTRATIVE REGION AND DEPENDENCY OF THE PRC, BECAUSE OF A POSITION TAKEN BY ONE OR MORE AUTHORITIES IN HONG KONG. ON AUGUST 26, 2022, THE PCAOB ANNOUNCED AND SIGNED A STATEMENT OF PROTOCOL (THE “PROTOCOL”) WITH THE CHINA SECURITIES REGULATORY COMMISSION AND THE MINISTRY OF FINANCE OF THE PEOPLE’S REPUBLIC OF CHINA. THE PROTOCOL PROVIDES THE PCAOB WITH: (1) SOLE DISCRETION TO SELECT THE FIRMS, AUDIT ENGAGEMENTS AND POTENTIAL VIOLATIONS IT INSPECTS AND INVESTIGATES, WITHOUT ANY INVOLVEMENT OF CHINESE AUTHORITIES; (2) PROCEDURES FOR PCAOB INSPECTORS AND INVESTIGATORS TO VIEW COMPLETE AUDIT WORK PAPERS WITH ALL INFORMATION INCLUDED AND FOR THE PCAOB TO RETAIN INFORMATION AS NEEDED; (3) DIRECT ACCESS TO INTERVIEW AND TAKE TESTIMONY FROM ALL PERSONNEL ASSOCIATED WITH THE AUDITS THE PCAOB INSPECTS OR INVESTIGATES. OUR AUDITOR IS HEADQUARTERED IN SINGAPORE, SINGAPORE AND WILL BE INSPECTED BY THE PCAOB ON A REGULAR BASIS. OUR AUDITOR IS NOT SUBJECT TO THE DETERMINATION. OUR AUDITOR IS SUBJECT TO LAWS IN THE UNITED STATES PURSUANT TO WHICH THE PCAOB CONDUCTS REGULAR INSPECTIONS TO ASSESS OUR AUDITOR’S COMPLIANCE WITH THE APPLICABLE PROFESSIONAL STANDARDS. ON JUNE 22, 2021, THE U.S. SENATE PASSED THE ACCELERATING HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT (“AHFCAA”) WHICH, PROPOSED TO REDUCE THE NUMBER OF CONSECUTIVE NON-INSPECTION YEARS REQUIRED FOR TRIGGERING THE PROHIBITIONS UNDER THE HFCAA FROM THREE YEARS TO TWO. ON DECEMBER 29, 2022, THE CONSOLIDATED APPROPRIATIONS ACT, 2023 (THE “CAA”) WAS SIGNED INTO LAW, WHICH OFFICIALLY REDUCED THE NUMBER OF CONSECUTIVE NON-INSPECTION YEARS REQUIRED FOR TRIGGERING THE PROHIBITIONS UNDER THE HFCAA FROM THREE YEARS TO TWO, THUS, REDUCE THE TIME BEFORE AN APPLICABLE ISSUER’S SECURITIES MAY BE PROHIBITED FROM TRADING OR DELISTED. CURRENTLY, OUR AUDITOR IS SUBJECT TO INSPECTION BY PCAOB. HOWEVER, IF AHFCAA WERE ENACTED INTO LAW, IT MAY POSE MORE RISKS OF POTENTIAL DELISTING AS WELL AS DEPRESS THE PRICE OF COMPANY’S ORDINARY SHARES. ON DECEMBER 15, 2022, THE PCAOB ISSUED A NEW DETERMINATION REPORT WHICH CONCLUDED THAT IT WAS ABLE TO INSPECT AND INVESTIGATE COMPLETELY PCAOB-REGISTERED ACCOUNTING FIRMS HEADQUARTERED IN MAINLAND CHINA AND HONG KONG IN 2022, AND THE PCAOB VACATED THE DECEMBER 16, 2021 DETERMINATION REPORT. SHOULD THE PCAOB AGAIN ENCOUNTER IMPEDIMENTS TO INSPECTIONS AND INVESTIGATIONS IN MAINLAND CHINA OR HONG KONG AS A RESULT OF POSITIONS TAKEN BY ANY AUTHORITY IN EITHER JURISDICTION, INCLUDING BY THE CSRC OR THE MOF, THE PCAOB WILL MAKE DETERMINATIONS UNDER THE HFCAA AS AND WHEN APPROPRIATE. HOWEVER, WHETHER THE PCAOB WILL CONTINUE TO CONDUCT INSPECTIONS AND INVESTIGATIONS COMPLETELY TO ITS SATISFACTION OF PCAOB-REGISTERED PUBLIC ACCOUNTING FIRMS HEADQUARTERED IN MAINLAND CHINA AND HONG KONG IS SUBJECT TO UNCERTAINTY AND DEPENDS ON A NUMBER OF FACTORS OUT OF VALOR ENERGY’S, AND VALOR ENERGY’S AUDITOR’S, CONTROL, INCLUDING POSITIONS TAKEN BY AUTHORITIES OF THE PRC. THE PCAOB IS EXPECTED TO CONTINUE TO DEMAND COMPLETE ACCESS TO INSPECTIONS AND INVESTIGATIONS AGAINST ACCOUNTING FIRMS HEADQUARTERED IN MAINLAND CHINA AND HONG KONG IN THE FUTURE AND STATES THAT IT HAS ALREADY MADE PLANS TO RESUME REGULAR INSPECTIONS IN EARLY 2023 AND BEYOND. THE PCAOB IS REQUIRED UNDER THE HFCAA TO MAKE ITS DETERMINATION ON AN ANNUAL BASIS WITH REGARDS TO ITS ABILITY TO INSPECT AND INVESTIGATE COMPLETELY ACCOUNTING FIRMS BASED IN THE MAINLAND CHINA AND HONG KONG. SHOULD THE PCAOB AGAIN ENCOUNTER IMPEDIMENTS TO INSPECTIONS AND INVESTIGATIONS IN MAINLAND CHINA OR HONG KONG AS A RESULT OF POSITIONS TAKEN BY ANY FOREIGN AUTHORITY INCLUDING BUT IS NOT LIMITED TO MAINLAND CHINA OR HONG KONG JURISDICTION, THE PCAOB WILL ACT EXPEDITIOUSLY TO CONSIDER WHETHER IT SHOULD ISSUE A NEW DETERMINATION.

THE CHINESE REGULATORY AUTHORITIES COULD DISALLOW THE COMPANY’S STRUCTURE, WHICH COULD RESULT IN A MATERIAL CHANGE IN THE COMPANY’S OPERATIONS AND THE VALUE OF VALOR’S SECURITIES COULD DECLINE OR BECOME WORTHLESS. FOR A DESCRIPTION OF THE COMPANY’S CORPORATE STRUCTURE, SEE “CORPORATE STRUCTURE” ON PAGEs 6. SEE ALSO “RISK FACTORS - RISKS RELATED TO OUR CORPORATE STRUCTURE” INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

SEE THE SECTION TITLED “RISK FACTORS” BEGINNING ON PAGE 13 OF THIS PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF VALOR’S COMMON STOCK.

NONE OF VALOR’S SUBSIDIARIES OR ITS FORMER VIES HAS ISSUED ANY DIVIDENDS OR DISTRIBUTIONS TO RESPECTIVE HOLDING COMPANIES, OR TO ANY INVESTORS AS OF THE DATE OF THIS PROSPECTUS. VALOR’S SUBSIDIARIES IN THE PRC GENERATE AND RETAIN CASH GENERATED FROM OPERATING ACTIVITIES AND RE-INVEST IT IN THE COMPANY’S BUSINESS. IN THE FUTURE, CASH PROCEEDS RAISED FROM OVERSEAS FINANCING ACTIVITIES, INCLUDING THE CASH PROCEEDS FROM THE CONVERSION OF THE SERIES A CONVERTIBLE PREFERRED STOCK AND THE EXERCISE OF THE WARRANTS BY THE WARRANT HOLDERS, MAY BE TRANSFERRED BY VALOR TO VALOR’S PRC SUBSIDIARIES VIA CAPITAL CONTRIBUTION AND SHAREHOLDER LOANS, AS THE CASE MAY BE.

THE MAJORITY OF VALOR’S AND THE FORMER VIES’ INCOME IS RECEIVED IN RMB AND RESTRICTIONS IN FOREIGN CURRENCIES MAY LIMIT THE COMPANY’S ABILITY TO PAY DIVIDENDS OR OTHER PAYMENTS, OR OTHERWISE SATISFY THE COMPANY’S FOREIGN CURRENCY DENOMINATED OBLIGATIONS, IF ANY. UNDER EXISTING PRC FOREIGN EXCHANGE REGULATIONS, PAYMENTS OF CURRENT ACCOUNT ITEMS, INCLUDING PROFIT DISTRIBUTIONS, INTEREST PAYMENTS AND EXPENDITURES FROM TRADE-RELATED TRANSACTIONS, CAN BE MADE IN FOREIGN CURRENCIES WITHOUT PRIOR APPROVAL FROM THE STATE ADMINISTRATION OF THE FOREIGN EXCHANGE (“SAFE”) IN THE PRC AS LONG AS CERTAIN PROCEDURAL REQUIREMENTS ARE MET. APPROVAL FROM APPROPRIATE GOVERNMENT AUTHORITIES IS REQUIRED IF RENMINBI IS CONVERTED INTO FOREIGN CURRENCY AND REMITTED OUT OF CHINA TO PAY CAPITAL EXPENSES SUCH AS THE REPAYMENT OF LOANS DENOMINATED IN FOREIGN CURRENCIES. THE PRC GOVERNMENT MAY, AT ITS DISCRETION, IMPOSE RESTRICTIONS ON ACCESS TO FOREIGN CURRENCIES FOR CURRENT ACCOUNT TRANSACTIONS AND IF THIS OCCURS IN THE FUTURE, VALOR MAY NOT BE ABLE TO PAY DIVIDENDS IN FOREIGN CURRENCIES TO ITS SHAREHOLDERS. SEE THE SECTION TITLED “CASH TRANSFER AND DIVIDEND PAYMENT” BEGINNING ON PAGE 6 OF THIS PROSPECTUS FOR DETAILS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 24, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Valor filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, Valor may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $500,000,000.

This prospectus provides you with a general description of the securities Valor may offer. Each time Valor sells securities, it will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” in this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by Valor with the SEC. Valor has not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, Valor undertakes no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

Any trade names, trademarks and service marks of others that are contained in this prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without ®, TM or similar symbols.

Some of the industry data contained in this prospectus is derived from data from various third-party sources. Valor has not independently verified any of this information and cannot assure you of its accuracy or completeness. Such data is subject to change based on various factors, including those discussed under the “Risk Factors” section beginning on page 13 of this prospectus.

Unless otherwise stated in this prospectus, references to:

●	“China” or the “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

●	“Company,” “we,” “us,” “our company” and “our” refer to Valor Energy Inc., formerly known as Senmiao Technology Limited, and, as the context requires, its consolidated subsidiaries;

●	“Corenel” refers to Chengdu Corenel Technology Limited, a PRC limited liability company and wholly owned subsidiary of Senmiao Consulting;

ii

●	“Hunan Ruixi” refers to Hunan Ruixi Business Operation Management Co., Ltd., formerly known as Hunan Ruixi Financial Leasing Co., Ltd., our majority owned subsidiary in China;

●	“Jiekai” refers to Chengdu Jiekai Yunli Technology Co. Ltd., a PRC limited liability company in China and a formerly majority owned subsidiary of Senmiao Consulting;

●	“Jinkailong” refers to Sichuan Jinkailong Automobile Leasing Co., Ltd., a PRC limited liability company with 35% equity interest held by Hunan Ruixi;

●	“Operating Entities” refers to Corenel, Hunan Ruixi, Jiekai, Senmiao Consulting and Yicheng;

●	“Restructuring” refers to the establishment of a wholly foreign owned entity and the execution of a series of agreements among the Company, Senmiao Consulting, Sichuan Senmiao and the equity holders of Sichuan Senmiao, pursuant to which we have gained control of and became the primary beneficiary to Sichuan Senmiao;

●	“RMB” and “Renminbi” refer to the legal currency of China;

●	“Valor” refers to Valor Energy Inc., the Nevada parent company;

●	“Senmiao Consulting” refers to Sichuan Senmiao Zecheng Business Consulting Co., Ltd., a PRC limited liability company and our formerly wholly owned subsidiary in China;

●	“Sichuan Senmiao,” refer to Sichuan Senmiao Ronglian Technology Co., Ltd., a PRC limited liability company, our formerly majority owned subsidiary of Senmiao Consulting

●	“we,” “us,” “our company” and “our” refer to Valor Energy Inc., formerly known as Senmiao Technology Limited, and its subsidiaries;

●	“US$,” “U.S. dollars,” “$,” and “dollars” refer to the legal currency of the United States;

●	“XXTX” refers to Hunan Xixingtianxia Technology Co., Ltd. and its subsidiaries, a PRC limited liability company and wholly owned subsidiary of Senmiao Consulting;

●	“Yicheng” refers to Sichuan Senmiao Yicheng Assets Management Co., Ltd., formerly named Yicheng Financial Leasing Co., Ltd., a PRC limited liability company and our formerly wholly owned subsidiary in China; and

We use U.S. dollars as reporting currency in our financial statements and in this prospectus. Monetary assets and liabilities denominated in Renminbi are translated into U.S. dollars at the rates of exchange as of the balance sheet date, equity accounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rate for the period. In other parts of this prospectus, any Renminbi denominated amounts are accompanied by translations. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. The PRC government restricts or prohibits the conversion of Renminbi into foreign currency and foreign currency into Renminbi for certain types of transactions.

iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that Valor incorporates by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements about Valor’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”

This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our goals and strategies, including our ability to maintain our automobile transaction and related services business in China;

●	our management’s ability to properly develop and achieve any future business growth and any improvements in our financial condition and results of operations;

●	the regulations and the impact by public health epidemics in China on the industries we operate in and our business, results of operations and financial condition;

●	the growth or lack of growth in China of disposable household income and the availability and cost of credit available to finance car purchases;

●	the growth or lack of growth of China’s online ride-hailing, automobile financing and leasing industries;

●	taxes and other incentives or disincentives related to car purchases and ownership;

●	fluctuations in the sales and price of new and used cars and consumer acceptance of financing car purchases;

●	changes in online ride-hailing, transportation networks, and other fundamental changes in transportation pattern in China;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our expectations regarding our customer base;

●	our plans to invest in our automobile transaction and related services business and our online ride-hailing platform services business;

●	our ability to maintain positive relationships with our business partners;

●	competition in the online ride-hailing, automobile financing and leasing industries in China;

●	macro-economic and political conditions affecting the global economy generally and the market in China specifically; and

●	relevant Chinese government policies and regulations relating to the industries in which we operate.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties and other factors more fully discussed in the “Risk Factors” section in this prospectus, the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that Valor files from time to time with the SEC. Given these uncertainties, readers should not place undue reliance on Valor’s forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, Valor does not undertake to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

Except as required by law, Valor assumes no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

iv

PROSPECTUS SUMMARY

Overview

Valor Energy Inc., formerly known as Senmiao Technology Limited, is not a Chinese operating company but a U.S. holding company incorporated in the State of Nevada on June 8, 2017. As a holding company with no material operations of its own, Valor conducts a substantial majority of its operations through its subsidiary established in the PRC.

Since November 2018, we have been providing automobile transaction and related services focusing on the online ride-hailing industry in the People’s Republic of China (“PRC” or “China”) through our majority owned subsidiary, Hunan Ruixi, and its equity investee company, Jinkailong.

Prior to December 31, 2025, we provided automobile transaction and related services in Sichuan Province of China through our former majority owned subsidiary, Jiekai and our former wholly owned subsidiary, Corenel, Yicheng and Senmiao Consulting. In December 2025, the Company, then known as Senmiao Technology Limited, entered into a certain Acquisition Agreement (the “Sichuan Acquisition Agreement”) with Hu Mao Sheng Tang Holdings Limited., a non-affiliated Hong Kong company (“HMST”). Pursuant to the Sichuan Acquisition Agreement, we sold all of the equity interests in Yicheng, Senmiao Consulting and its subsidiaries, which were our former subsidiaries in Sichuan Province of China (“former subsidiaries in Sichuan”), to HMST for nil consideration, while we undertook certain liabilities of $518,388 which were previously assumed by former subsidiaries in Sichuan (the “Disposition”). On December 31, 2025, the Disposition was completed and we ceased our automobile Transactions and Related Services in Sichuan Province of China.

From October 2020 to August 2024, we operated an online ride-hailing platform through XXTX, which was a wholly owned subsidiary of Senmiao Consulting. On August 8, 2024, Senmiao Consulting entered into an Acquisition Agreement with Debt Assumption Takeover (the “XXTX Acquisition Agreement”) with a third party named Jiangsu Yuelaiyuexing Technology Co., Ltd. (the “Purchaser”), and other parties thereto, in connection with the acquisition (the “Acquisition”) by the Purchaser of 100% of the Company’s equity interest in XXTX and its subsidiaries. On August 20, 2024, the Acquisition was completed and the Company disposed of its 100% equity interest in XXTX and its subsidiaries to the Purchaser, effectively discontinued our operations in the online ride-hailing platform service segment.

During the year ended March 31, 2026, we began evaluating opportunities to expand our business into AI infrastructure. In furtherance of this initiative, we appointed David Nichols as a strategic advisor to assist us in advancing its strategy across AI infrastructure, digital infrastructure and new energy initiatives, with a particular focus on power infrastructure origination, capital formation and institutional partnerships.

Management is currently evaluating several potential AI data center projects and, with the assistance of its advisors, is conducting commercial, operational and strategic due diligence. We expect to select one of these opportunities for further development if it determines that the project is commercially viable and consistent with its long-term strategic objectives. As of the date of this prospectus, we have not entered into any definitive agreement with respect to any AI data center or related infrastructure project, and there can be no assurance that any such opportunity will be consummated or successfully implemented.

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We operate our business in one segment: Automobile Transaction and Related Services (as defined herein below), which constituted a series of services as follows:

Automobile Transactions and Related Services

Our automobile transaction and related services (the “Automobile Transaction and Related Services”) are mainly comprised of (i) automobile operating lease where we provide car rental services to individual customers to meet their personal needs with the majority of lease term no more than twelve months (the “Auto Operating Leasing”); (ii) automobile financing where we provide our customers with auto finance solutions through finance leases (the “Auto Financing”); (iii) service fees from new energy vehicles (“NEVs”) leasing where we charge NEVs lessees for a series of the services provided to them based on the chosen product solutions (the “Service for NEVs Leasing”); (iv) monthly services where we provide management and related services to Partner Platforms and other companies and earn commission from them (the “Auto Commissions”); (v) service fees from automobile purchase for a series of the services provided to purchasers throughout the purchase process based on the sales price of the automobiles and relevant services provided (the “Service for Automobile Purchase”); (vi) default fees we charge to the lessees for early-termination the contracts or other violation behaviors to the contracts (the “Default Revenue”); and (vii) other supporting services provided to customers (the “Other Services”). Our Operating Entities started the Purchase and NEVs Services and other supporting services in November 2018, the Auto Operating Leasing and Auto Financing in March 2019, respectively.

The following chart illustrates the constitution of our automobile transactions and related services:

Auto Operating Leasing

We, through our subsidiary, Hunan Ruixi and equity investee company, Jinkailong (the “Auto Business Entities”) in China, have generated revenue since March 2019 from operating lease services, where the Auto Business Entities lease their own automobiles, sublease automobiles leased from third-parties or rendered from certain online ride-hailing drivers they served before with their authorization, to other individuals, including new online ride-hailing drivers, for a lease term of no more than twelve months. We also purchase and lease NEVs for subleasing with the majority of lease term of no more than 12 months. We leased approximately 340 automobiles with an average monthly rental income of approximately $381 per automobile for the year ended March 31, 2026.

Service for NEVs Services

Our Auto Business Entities charge lease service fees to lessees who rent NEVs from us in Changsha, the service contents include: (1) training services covering online ride-hailing regulations, operational skills, safety and other related aspects; (2) assistance to apply for the Network-Appointed Taxi Transport Certificate; (3) introducing online ride-hailing business and order-taking skills; (4) providing online ride-hailing operation and management services; etc. The amount of services fees for NEVs leasing is based on the product solutions. We had revenue of services of $64,833 from NEVs leasing for the year ended March 31, 2026.

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Service for Automobile Purchase

Automobile purchase services are paid by automobile purchasers for a series of the services we provided to them throughout the purchase process such as credit assessment, installment of GPS devices, ride-hailing driver qualification and other administrative procedures, which are based on the sales price of the automobiles and relevant services provided. We generated revenues of $10,046 from automobile purchase for the year ended March 31, 2026.

Auto Commissions

Our Auto Business Entities generated monthly revenues from the management and related services provided to our Partner Platforms and other companies. We generated revenues of $17,485 from the monthly services commissions during the year ended March 31, 2026.

Auto Financing

Hunan Ruixi began offering auto financing services in March 2019. In a self-operated financing transaction, Hunan Ruixi is a lessor and a customer (i.e., online ride-hailing driver) is a lessee. Hunan Ruixi offers to the customer a selection of automobiles that were purchased by Hunan Ruixi in advance. The customer will choose the desirable automobile to be purchased and enter into a finance lease with Hunan Ruixi. During the term of the finance lease, the customer will have use rights with respect to the automobile. Hunan Ruixi will obtain title to the automobile upfront and retain such title during the term of the finance lease, as lessor. At the end of the lease term, the customer will pay a minimal price and obtain full title of the automobile after the finance lease is repaid in full. In connection with the finance lease, the customer will enter into a service agreement with Hunan Ruixi. We recognized a total interest income of $68,011 for the year ended March 31, 2026.

Default Revenue and Other Services

Our Auto Business Entities charge the lessees default fees such as early-termination the contracts or other violation behaviors to the contracts, as well as miscellaneous service revenue for some supporting services provided to customers. We recognized default revenue of $26,025 and $11,185 from other services, for the year ended March 31, 2026, respectively.

Since November 22, 2018, the acquisition date of Hunan Ruixi, and as of March 31, 2026, the Auto Business Entities have facilitated financing for an aggregate of 312 automobiles with a total value of approximately $5.4 million, sold an aggregate of 381 automobiles with a total value of approximately $3.7 million and delivered 470 automobiles under operating leases and 197 automobiles under finance leases to customers, the vast majority of whom are online ride-hailing drivers.

Discontinued Ride-Hailing Platform Services

From October 2020 to August 2024, we operated our own online ride-hailing platform in China. The platform (called Xixingtianxia) was owned and operated by XXTX, of which Senmiao Consulting acquired the 100% equity interest pursuant to a series of investment and supplementary agreements. XXTX operated Xixingtianxia and held a national online reservation taxi operating license, which served online ride-hailing drivers in 22 cities in China, providing them with a platform to view and take customer orders for rides. XXTX generated revenue from providing services to online ride-hailing drivers to assist them in providing transportation services to the riders looking for taxi/ride-hailing services. XXTX earned commissions for each completed order as the difference between an upfront quoted fare and the amount earned by a driver based on actual time and distance for the ride charged to the rider.

Due to the fierce competition of the online ride-hailing industry, XXTX had suffered loss in the past. Since December 2023, XXTX had engaged Anhui Lianma Technology Co., Ltd. (“Anhui Lianma”), a third-party to co-operate the online ride-hailing platform by outsourcing certain daily operation work to Anhui Lianma in most of cities it operates platform in XXTX and Anhui Lianma will jointly share the operational profits, with the specific calculation method being defined in the cooperation agreement. However, considering the changes in online ride-hailing industry and development plan of the Company, on August 8, 2024, we entered into the XXTX Acquisition Agreement with the Purchaser, and certain other parties thereto. Pursuant to the XXTX Acquisition Agreement, the Purchaser acquired all of the equity interests the XXTX at a total purchase price of zero, while taking over certain liabilities of XXTX as defined in the XXTX Acquisition Agreement. On August 20, 2024, the acquisition was completed and we ceased the online ride-hailing platform services.

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Corporate History

Valor Energy Inc., formerly known as Senmiao Technology Limited, was incorporated in the State of Nevada on June 8, 2017. It established a wholly owned subsidiary, Senmiao Consulting in China in July 2017. Sichuan Senmiao, a majority owned subsidiary of Senmiao Consulting, was established in China in June 2014. Senmiao Consulting provided services to Sichuan Senmiao, pursuant to a series of contractual arrangements (the “VIE Agreements”) with Sichuan Senmiao and each of its equity holders. Senmiao Consulting became the primary beneficiary of Sichuan Senmiao. The contractual arrangements had been in place since the establishment of Senmiao Consulting (the “Restructuring”). On March 23, 2022, shareholders with 94.5% equity interests of Sichuan Senmiao and Senmiao Consulting terminated the VIE Agreements. On March 28, 2022, these shareholders further sold a total of 94.5% equity interests of Sichuan Senmiao to Senmiao Consulting with a total consideration of zero due to continuous loss. Sichuan Senmiao became the majority owned subsidiary of Senmiao Consulting accordingly.

On September 25, 2016, Sichuan Senmiao acquired a P2P platform (including website, internet content provider (“ICP”) registration, operating systems, servers, management system, employees and users) from Sichuan Chenghexin Investment and Asset Management Co., Ltd. (“Chenghexin”), which had established and operated the platform for two years prior to our acquisition (the “Acquisition”), for a total cash consideration of RMB69,690,000 (approximately $10.1 million). Prior to the Acquisition, Sichuan Senmiao was a holding company that owned a 60% equity interest in an equity investment fund management company. Sichuan Senmiao sold its 60% equity interest for a cash consideration of RMB60 million (approximately $8.9 million) immediately following the Acquisition, in order to focus on the online marketplace lending business. We ceased the online lending services business in October 2019.

On November 21, 2018, the Company, then known as Senmiao Technology Limited, entered into an Investment and Equity Transfer Agreement (the “Investment Agreement”) with Hunan Ruixi and all the shareholders of Hunan Ruixi, pursuant to which the Company acquired an aggregate of 60% of the equity interest of Hunan Ruixi with a consideration of zero. The Company closed the acquisition on November 22, 2018 and agreed to make a cash contribution of $6,000,000 to Hunan Ruixi, representing 60% of its registered capital, in accordance with the Investment Agreement. On February 12, 2024, the Company, Hunan Ruixi and its other shareholders entered into a Share Swap Agreement (the “Hunan Ruixi Share Swap Agreement”), pursuant to which, the Company purchased 5% equity interest from other shareholders of Hunan Ruixi at a total purchase price of $472,815, payable in the Company’s shares of common stock, par value $0.0001 per share at a per share price of the average closing price of a share of common stock reported on the Nasdaq Capital Market for ten (10) trading days immediately preceding February 1, 2024. On February 27, 2024, the issuance of shares of the Company’s common stock for this transaction has been completed and on March 28, 2024, the registration procedures for the change in shareholders was completed. As of the date of this prospectus, the Company has made the cash contributions with aggregated amount of $6,000,000 to Hunan Ruixi. Hunan Ruixi holds a business license for automobile sales and finance lease and has been engaged in automobile finance lease services and automobile sales since March 2019 and January 2019, respectively.

Hunan Ruixi had a wholly owned subsidiary, Ruixi Leasing, a PRC limited liability company formed in April 2018 with a registered capital of RMB10 million (approximately $1.5 million). Ruixi Leasing had no operations and was dissolved in June 2022.

Hunan Ruixi also owns 35% equity interest in Jinkailong and used to receive economic benefits of the remaining 65% equity interest through two voting agreements with other shareholders of Jinkailong. On March 31, 2022, the voting agreements were terminated by other shareholders of Jinkailong and Hunan Ruixi. As a result, Jinkailong ceased to be a VIE. Jinkailong is an automobile transaction and related services company in Chengdu City, Sichuan Province, China, which primarily targets drivers in the ride-hailing service sector, focus on automobile operating lease, and facilitates sales and financing transactions for its clients and provides relevant after-transaction services to them. Although Jinkailong was ceased from our consolidation scope since March 31, 2022, Hunan Ruixi, Corenel and Jiekai continuously provide automobile transaction and related services similar to Jinkailong in Changsha and Chengdu.

In May 2019, Senmiao formed its wholly owned subsidiary, Yicheng, with a registered capital of $50 million in Chengdu City, Sichuan Province, China. Yicheng obtained its business licenses for automobiles sale and has engaged in the sales of automobiles since June 2019. Yicheng used to have a license of finance lease, which was terminated since June 2022.

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On September 11, 2020, Senmiao Consulting entered into an Investment Agreement relating to XXTX with all the original shareholders of XXTX, pursuant to which Senmiao Consulting would make an investment of RMB3.16 million (approximately $0.5 million) in XXTX in cash and obtain a 51% equity interest accordingly. As of the date of this prospectus, the Company had remitted approximately the full amount of investment to XXTX pertained to above mentioned XXTX Investment Agreement.

On October 23, 2020, the registration procedures for the change in shareholders and registered capital were completed and XXTX became a majority owned subsidiary of Senmiao Consulting. On February 5, 2021, Senmiao Consulting and all the original shareholders of XXTX entered into a supplementary agreement related to XXTX’s Investment agreement (the “XXTX Increase Investment Agreement”). Under the XXTX Increase Investment Agreement, all the shareholders of XXTX agreed to increase the total registered capital of XXTX to RMB50.8 million (approximately $7.40 million). Senmiao Consulting shall pay another investment amounted to RMB36.84 million (approximately $5.36 million) in cash in exchange of additional 27.74% of XXTX’s equity interest.

On October 22, 2021, the Company, Senmiao Consulting, XXTX and its other shareholders further entered into a Share Swap Agreement (the “XXTX Share Swap Agreement”), pursuant to which the Company through Senmiao Consulting, purchased all of the remaining equity interests the original shareholders held in XXTX at a total purchase price of $3.5 million, payable in the Company’s shares of common stock, par value $0.0001 per share at a per share price of the average closing price of a share of common stock reported on the Nasdaq Capital Market for ten (10) trading days immediately preceding the date of the XXTX Share Swap Agreement. On November 9, 2021, the issuance of 533,167 (5,331,667 pre reverse split) shares of the Company’s common stock for this transaction has been completed and on December 31, 2021, the registration procedures for the change in shareholders have been completed. As a result, XXTX became a wholly-owned subsidiary of Senmiao Consulting.

In December 2020, Senmiao Consulting formed a wholly owned subsidiary, Corenel, with a registered capital of RMB10.0 million (approximately $1.6 million) in Chengdu City, Sichuan Province. Corenel is engaged in automobile operating lease since March 2021. On April 16, 2025, Senmiao Consulting entered into an Equity Transfer Agreement with Jinkailong to transfer its 100% equity in Corenel to Jinkailong at a price of RMB zero. The transaction was completed on April 17, 2025. Before the disposition, Senmiao Consulting had made a cumulative capital contribution of RMB14.17 million (approximately $1.95 million) to Corenel.

In April 2021, the Company formed Senmiao Technology (Hong Kong). Limited. (“Senmiao HK”), a limited liability company with a registered capital of $10,000 in Hong Kong. We hold 99.99% of the equity interests of Senmiao HK. As of the date of this prospectus, Senmiao HK has no operations.

In March 2022, Corenel and another company in Chengdu formed a subsidiary, Jiekai, with a registered capital of RMB500,000 (approximately $80,000) in Chengdu City, Sichuan Province. Corenel holds 51% equity interests of Jiekai. Jiekai is engaged in automobile operating lease business since April 2022. In July 2023, Corenel transferred all its interest in Jiekai to Corenel’s parent company, Senmiao Consulting, with a consideration of zero.

On August 8, 2024, Senmiao Consulting entered into a certain Acquisition Agreement with the Purchaser, and other parties thereto, in connection with the acquisition (the “Acquisition”) by the Purchaser of 100% of the Company’s equity interest in XXTX and its subsidiaries. On August 20, 2024, the Acquisition was completed and Senmiao Consulting disposed its 100% equity interest in XXTX and its subsidiaries. Before the disposition, Senmiao Consulting had made a cumulative capital contribution of RMB40.30 million (approximately $5.60 million) to XXTX.

In December 2025, the Company, then known as Senmiao Technology Limited, entered into the Sichuan Acquisition Agreement with HMST to transfer its 100% equity in our former subsidiaries Yicheng, Senmiao Consulting and its subsidiaries (“former subsidiaries in Sichuan”) to HMST for nil consideration, while the Company undertook certain liabilities of $518,388 which were previously assumed by former subsidiaries in Sichuan. The Disposition was completed on December 31, 2025. Before the disposition, the Company had made a cumulative capital contribution of $5,750,000 and $9,350,032 to Yicheng and Senmiao Consulting, respectively.

In February 2026, Valor established Green Energy Capital Asset Inc. (“Green Energy”), a profit corporation incorporated in the State of Wyoming, United States. Green Energy is authorized to issue 1,000 zero-par-value common shares and no preferred shares, and we hold 100% of the common equity interests in Green Energy.

In July 2026, Green Energy signed an operating agreement with Constant Energy Construction Corp. (“CECC”) and jointly established Nebula Matrix AI LLC (“NMA LLC”). Pursuant to the operating agreement, all ownership interests of the NMA LLC, including, without limitation, (i) economic interest and (ii) voting interest, are evidenced by membership units. Green Energy holds 90 membership units (constituting 90% of the total 100 membership units), entitling it to 90% economic and voting interests in NMA LLC, while CECC holds the remaining 10 membership units with the corresponding 10% economic and voting interests. NMA LLC will serve as the core platform through which the two companies develop, invest in, construct and operate AI data centers and digital infrastructure projects in the United States. NMA LLC intends to pursue AI data center projects covering site selection, power procurement, engineering-procurement-construction (“EPC”), project financing and long-term operation.

Effective August 25, 2026, the Company changed its corporate name from “Senmiao Technology Limited” to “Valor Energy Inc.” by filing a Certificate of Amendment with the Secretary of State of Nevada. In connection with the name change, the Company’s common stock began trading on The Nasdaq Capital Market under the new ticker symbol “VAI” effective August 26, 2026, replacing its former ticker symbol “AIHS.” The name and symbol changes were reported in the Company’s Current Report on Form 8-K filed with the SEC on August 26, 2026. The name change did not affect the Company’s state of incorporation, its Commission file number, its rights and obligations under existing contracts, or the rights of holders of its outstanding securities.

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Our Corporate Structure

The following diagram illustrates the Company’s corporate structure, including its subsidiaries, as of the date of this prospectus:

Former Voting Agreements with Jinkailong’s Other Shareholders

Hunan Ruixi entered into two voting agreements signed in August 2018 and February 2020, respectively, as amended (the “Voting Agreements”), with Jinkailong and other Jinkailong’s shareholders holding aggregate of 65% equity interest. Pursuant to the Voting Agreements, all other Jinkailong’s shareholders will vote in concert with Hunan Ruixi on all fundamental corporate transactions in the event of a disagreement for periods of 20 years and 18 years, respectively, ending on August 25, 2038.

On March 31, 2022, Hunan Ruixi entered into an Agreement for the Termination of the Agreement for Concerted Action by Shareholders of Jinkailong (the “Termination Agreement”), pursuant to which the Voting Agreements mentioned above shall be terminated as of the date of the Termination Agreement. The termination will not impair the past and future legitimate rights and interests of all parties in Jinkailong. As a result of the Termination Agreement, we no longer have a controlling financial interest in Jinkailong and have determined that Jinkailong was deconsolidated from our consolidated financial statements effective as of March 31, 2022. However, as Hunan Ruixi still holds 35% equity interests in Jinkailong, Jinkailong is our equity investee company since then. As of March 31, 2026, the paid-in capital of Jinkailong was zero.

Cash Transfer and Dividend Payment

None of Valor’s subsidiaries and equity investee company have issued any dividends or distributions to respective holding companies, or to any investors as of the date of this prospectus. Substantially all of our consolidated operating cash inflows are generated by our PRC operating subsidiary, which retains such onshore cash and reinvests the funds into ongoing business operations. Our U.S. and Hong Kong holding entities only incur recurring corporate overhead costs and do not conduct revenue-generating operations. Going forward, net proceeds from this offering and other overseas financing activities may be injected into our PRC subsidiary through capital contributions or interest-bearing shareholder loans, as applicable.

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The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. All of Valor’s subsidiaries’ income is and, in the case of its former VIEs’ income, was, received in RMB and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from The State Administration of the Foreign Exchange (“SAFE”) in the PRC as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, Valor may not be able to pay dividends in foreign currencies to its shareholders.

Cash dividends, if any, on Valor’s common stock will be paid in U.S. dollars. If Valor is considered a PRC tax resident enterprise for tax purposes, any dividends Valor pays to its overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. As of the date of this prospectus, Valor has not made any dividends nor distributions to any U.S. investors.

Relevant PRC laws and regulations permit the PRC companies to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, Valor’s PRC subsidiary and long-term investments can only distribute dividends upon approval of the shareholders after they have met the PRC requirements for appropriation to the statutory reserves. As a result of these and other restrictions under the PRC laws and regulations, Valor’s PRC subsidiary and long-term investments are restricted to transfer a portion of their net assets to Valor either in the form of dividends, loans or advances. Even though Valor currently does not require any such dividends, loans or advances from Valor’s PRC subsidiary and long-term investments for working capital and other funding purposes, Valor may in the future require additional cash resources from its PRC subsidiary due to changes in business conditions, to fund future acquisitions and developments, or merely declare and pay dividends to or distributions to Valor’s shareholders.

During each of the fiscal years ended March 31, 2026 and 2025, the only transfers of assets among our Company, were transfers of cash. Valor provided cash to its subsidiaries by way of capital contribution and by way of loan, from the proceeds it received from financings. Meanwhile, Hunan Ruixi also repaid historical loan to the Company by cash.

As of June 30, 2026 and March 31, 2026, Valor invested directly an aggregate of approximately $6.0 million and $6.0 million in cash in its subsidiary, Hunan Ruixi. During the three months ended June 30, 2026 and the year ended March 31, 2026, Valor loan to its subsidiary Hunan Ruixi $2.7 million and $0.4 million and Hunan Ruixi repaid $0.04 million and $0.3 million  from the loan from Valor, respectively.

Under PRC laws and regulations, there are restrictions on Valor’s PRC subsidiary with respect to transferring certain of their net assets to Valor either in the form of dividends, loans or advances. When distributing its annual after-tax profit, a PRC company should allocate 10% of the profit to the company’s statutory reserve fund, once the accumulated amount reaches 50% or more of the registered capital, further allocation is not required, unless the provisions of laws regarding foreign investment provide otherwise. As of June 30, 2026 and March 31, 2026, the Company has only one subsidiary, Hunan Ruixi, incorporated in the PRC, with total registered capital of $10.0 million and $10.0 million, respectively.

We conduct regular cash transfers between Nevada parent holding company and Senmiao HK subsidiary through unsecured demand intercompany loans. During the three months ended June 30, 2026 and the year ended March 31, 2026, Nevada parent holding company advanced $3.1 million and 0.3 million in loans, respectively, while Senmiao HK subsidiary repaid $1.0 million and nil, respectively.

Also, regular cash transfers were executed between Nevada parent holding company and Wyoming Green Energy subsidiary through unsecured demand intercompany loans. During the three months ended June 30, 2026, Nevada parent holding company loaned $7.2 million and while Wyoming Green Energy subsidiary repaid $0.7 million. For the year ended March 31, 2026, Nevada parent holding company borrowed $0.1 million from Wyoming Green Energy subsidiary.

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These transfers were made primarily through bank wires and were used to support working capital needs, capital contributions, and operating activities and business development of the relevant subsidiaries. Please refer to “Note 19—Parent-Only Financials” of our consolidated financial statements for the years ended March 31, 2026 and 2025 in the Annual Report filed with the SEC via Form 10-K on June 30, 2026.

Regulations

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China or the rights of our stockholders to receive dividends and other distributions from us.

Regulations Related to Online Ride-hailing Industry

Specific licenses and permits are also required for the drivers and vehicles engaged in the online ride-hailing industry.

In order to manage the rapidly growing online ride-hailing service market and control relevant risks, on July 27, 2016, seven ministries and commissions, including the Ministry of Transport (the “MOT”), jointly promulgated the Interim Measures for the Administration of Online Taxi Booking Business Operations and Services, which was amended on December 28, 2019 and November 30, 2022, which legalizes online ride-hailing platforms and requires the online ride-hailing services to meet the requirements set out by the Interim Measures and obtain requisite service licenses and take full responsibility of the ride services to ensure the safety of riders. According to the Interim Measures, (i) the competent transport department of the State Council shall be responsible for guiding the administration of online ride hailing services nationwide, (ii) the competent transport department of the government of a province or an autonomous region shall be responsible for guiding the administration of online ride hailing services within its respective administrative region, and (iii) the competent transport department of a municipality directly under the central government, a city divided into districts, a county, or other competent administrative department designated by the government shall be responsible for the specific administration of online ride hailing service. Before carrying out online ride hailing services, an online ride hailing service platform must obtain a permit for the online ride hailing business and complete the record filing of internet information services with the provincial communications administration in the place of its enterprise registration. Such platform must be capable of exchanging and processing the relevant information and data with its servers located within the PRC, establish a sound operational management system, work safety management system and service quality assurance system, and fulfill other conditions as prescribed. Platforms that conduct the online ride hailing business without obtaining the necessary permit may be subject to an order of correction, a warning by the local authority, a fine of RMB10,000 (US$1,450 to RMB30,000 (US$4,349), or even criminal liabilities if a violation constitutes a crime. Vehicles used for online ride hailing services must also satisfy certain conditions in order to obtain the transportation permit for vehicles used for online ride hailing services, including, among others, installation of satellite navigation system and emergency alarm devices, and meeting certain operational safety criteria. The Interim Measures also impose certain requirements on drivers engaged in online ride hailing services, including, among others, a driving experience of more than three years and no transport or driving related or violent criminal offense or violent crime record. Drivers must meet the prescribed conditions and pass the relevant exams before they can obtain the driver’s license for online ride hailing services. Platforms may be subject to an order of correction and a fine of RMB5,000 (US$725) to RMB10,000 (US$1,450), and in severe cases a fine of RMB10,000 (US$1,450) to RMB30,000 (US$4,349), if the relevant vehicle or driver providing the online ride hailing services has not obtained the applicable permit. Furthermore, the Interim Measures also provide that competent local governmental authorities may formulate detailed implementing rules for their respective regions in accordance with the Interim Measures and in light of local conditions.

Following the promulgation of the Interim Measures, various local governmental authorities have promulgated implementing rules to further stipulate the detailed requirements for online ride hailing service platforms, vehicles and drivers, including the major cities of our operations. On November 5, 2016, the Municipal Communications Commission of Chengdu City and a number of municipal departments jointly issued the Implementation Rules for the Administration of Taxi Management Services for Chengdu Network, which was replaced by the one promulgated on July 26, 2021. On August 10, 2017, the Transportation Commission of Chengdu further issued guidelines on compliance requirements for online ride-hailing businesses, including Working Process for the Online Appointment of Taxi Drivers Qualification Examination and Issuance and Online Appointment Taxi Transportation Certificate Issuance Process. On November 28, 2016, Guangzhou Municipal People’s Government promulgated Interim Measures for the Management of Online Ride Hailing Operation and Service in Guangzhou. On July 23, 2018, the General Office of Changsha Municipal People’s Government issued the “Detailed Rules for the Administration of Online Booking Taxi Management Services for Changsha”. On June 12, 2019, the Municipal Communications Commission of Changsha City further issued “Transfer and Registration Procedures of Changsha Online Booking of Taxi”. According to these regulations and guidelines, three licenses or certificates are required for operating the online ride-hailing business: (1) online ride-hailing service platforms is required to obtain the online reservation taxi operating license; (2) automobiles used for online ride-hailing are required to obtain the online reservation taxi transport certificate (the “automobile certificate”); (3) online ride-hailing drivers are required to obtain the online reservation taxi driver’s license (the “driver’s license”). Those regulations also stipulate a series of detailed requirements for the online ride-hailing platforms, drivers and automobiles in different cities.

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As of March 31, 2026, all of our online ride-hailing drivers who leased our automobiles or used our services have obtained the driver’s license, and all of the cars used for online ride-hailing services which we provided management services to have the automobile certificate. Without requisite automobile certificate or driver’s license, these drivers may be suspended from providing online ride-hailing services, confiscated their illegal income and subject to fines of up to 10 times of their illegal income. We are in the process of assisting the drivers to obtain the required certificate and license, such as providing registered and training services. However, there is no guarantee that all of the drivers who run their online ride-hailing business would be able to obtain all the certificates and licenses.

On February 7, 2022, the MIIT, the MPS and several other governmental authorities jointly promulgated the Notice on Strengthening the Full-Chain Joint Supervision Before, During and After the Event in Online Ride Hailing Industry, which provides that the departments of transportation, telecommunications, public security, human resources and social security, the People’s Bank of China, taxation, market regulation and internet information shall accelerate the establishment of a collaborative supervision mechanism led by the transportation department for new forms of transportation at the provincial and municipal levels, or the joint supervision mechanism. This notice requires relevant governmental authorities to optimize service processes, strictly control industry access, and urge online ride hailing platforms not to grant access to drivers and vehicles with no valid licenses. In case certain violations by online ride hailing platforms trigger the supervisions of various governmental authorities or different provinces and have serious adverse impacts, the relevant authorities of the State Council may organize joint regulatory talks and urge the online ride hailing platforms to rectify. If the online ride hailing platforms commit serious violations but refuse to rectify, the relevant governmental authorities of the municipal level or above may initiate joint supervision and report such violations to the inter-ministerial joint meeting mechanism, and the Ministry of Transport shall take the lead and work together with the CAC, the MIIT, the MPS and other governmental authorities, or instruct their relevant local counterparts, to take measures in accordance with laws, including ordering online ride hailing platforms to suspend services in the region, suspend the release of apps or take down the apps, etc. According to this notice, the joint supervision mechanism shall apply to certain violations of laws and regulations by online ride hailing platforms, which include (i) engaging in online ride hailing business or in a disguised form without obtaining the permit for online ride hailing business; (ii) failing to secure that the vehicles and drivers providing services have relevant licenses and professional qualifications, dispatching orders to drivers and vehicles that have not obtained the corresponding licenses, failing to transmit relevant data information to online ride hailing supervision information exchange platform as required or other serious violations of laws and regulations occurring in the process of operating online ride hailing business; (iii) low-price dumping, fraud, and unreasonably differential treatment of individuals in terms of transaction conditions; (iv) endangering network security, data security, or infringing on the rights and interests of users’ personal information; (v) illegal operation of payment and settlement business; (vi) serious infringement of the labor security rights and interests of the drivers; (vii) failure to pay taxes in accordance with the law; and (viii) other serious violations that endanger public interests, disrupt social order, and affect social security and stability.

Regulations Relating to Vehicle Rental Services

Pursuant to the Administration Measures for Operations and Services of Small and Micro Passenger Vehicles issued by the Ministry of Transport on December 20, 2020 and last amended on August 11, 2021, rental business operators of small and micro passenger vehicles shall carry out record-filing procedures with the city or county level counterparts of the Ministry of Transport where the business operations are conducted, within 60 days after completing the relevant registration formalities with the local counterparts of the State Administration for Market Regulation, or within 60 days after establishing new service agencies to carry out relevant business activities. To qualify for the record filing procedures, an applicant entity shall satisfy, among others, the following requirements: (i) being an independent legal person registered under the PRC law; (ii) the vehicles used for rental business operations passing quality inspections, and the registered nature of these vehicles being “rental”; (iii) having the business premises and management personnel eligible for the rental business; (iv) establishing corresponding service institutions and having corresponding service capabilities locally; (v) developing comprehensive operation and management systems, service procedures, safety management systems, and emergency response plans. Failure to complete the record-filing procedures may subject the rental business operators of small and micro passenger vehicles to orders to rectify and fines ranging from RMB3,000 (approximately US$434) to RMB10,000 (approximately US$1,450). All vehicles used for our Auto Operating Leasing have obtained the required licenses and completed the registration.

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Customers

The majority of our Operating Entities’ customers are online ride-hailing drivers. Due to the complexity and difficulty of obtaining registration of various licenses required for driving an online ride-hailing car, our customers choose to lease automobile from us or become affiliated with us who offer them a simplified and smooth process to obtain qualified cars for online ride-hailing. The automobile lessees typically lease automobiles which meet the criteria of cars used for online ride-hailing for their own business in the industry. The automobile purchasers typically become affiliated with Hunan Ruixi through affiliation agreements pursuant to which Hunan Ruixi, as a qualified management company, provides them post-transaction management services during the affiliation period, which is usually the same as the term of the Financing Agreements.

Our Auto Business Entities acquire customers through the network of sales teams from third-party and our related parties, cooperated lease companies and our own efforts including online advertising and billboard advertising. Our Operating Entities also send out fliers and participate in trade shows to advertise our services. During the year ended March 31, 2026, we serviced approximately 1,000 customers for our Automobile Transaction and Related Services.

Risk Management

To mitigate risk associated with our Automobile Transaction and Related Services, our Operating Entities conduct assessments and evaluations of prospective online ride-hailing drivers as lessees. For an online ride-hailing platform driver who uses our Partner Platforms as well as purchases or leases automobile from our Auto Business Entities, the assessments also include the requirement from Partner Platforms. We believe our manual review and verification process is sufficient for the requirements of our current operations.

Our Operating Entities conduct an initial screening when they receive an application from a prospective automobile buyer/lessee based on credit reports from the People’s Bank of China (the “PBOC”) and third party credit rating companies, and personal information including residence, ethnicity group, driving history and involvement in legal proceeding. An automobile buyer/lessee must meet the following preliminary criteria:

●	be between 18-65 years old;

●	reside in the mainland of China and have the local residential identification;

●	have a driving history of at least three years;

●	not be subject to on-going legal proceedings or enforcement;

●	not be listed on a national delinquent debtor’s list;

●	the value of purchased automobile matches the income of the candidate.

Additionally, our Operating Entities arrange a simple in-person interview with the applicant where we gather information on marital/family status, income, assets, borrowing history and default history, if any. This interview is typically conducted by our Operating Entities’ risk management staff who will verify the accuracy of information on the prospective driver by cross-checking information provided by the applicant with other sources. Our Operating Entities will also assess the prospective customer’s potential repayment ability.

Applicants with any of the following attributes will be rejected:

●	engaging in illegal or criminal activities;

●	involvement in pornography, gambling, drug dealing and gangster activities and experiences;

●	engaging in usury lending; or

●	providing fraudulent information.

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Post-Financing Services and Collection Monitor

The Drivers Management department and Post Financing Management department of our Auto Business Entities are in charge of monitoring and managing monthly payments by the purchaser/lessee. Every car purchased or leased through us has a GPS device installed, which helps us locate the car. Our Drivers Management monitor the daily gross income of our served online ride-hailing drivers through our Partner Platforms as well as trace the location of each car at least every day. If there is any indicator such as the driver’s daily income is far behind the average level or the trajectory is unusual, our Drivers Management department shall contact the driver immediately and deliver the case to the Post Financing Management department to repose the car if necessary. The Drivers Management also monitor the daily using expenditures of each car such as the traffic violations penalty and maintenance expenses once a week. The car shall be reposed if the accumulated amount of those expenses exceeds the threshold. After a car is repossessed, our Auto Business Entities store it in a warehouse and later re-lease it to new customers or dispose of the automobile in accordance with law and relevant contracts. If our Auto Business Entities are unable to repossess collateral from a delinquent automobile purchaser/lessee, they may commence a lawsuit against such purchaser/lessee.

Competition

The online ride-hailing industry in China is intensively competitive and full of rapid changes in technology, shifting user preferences and frequent introduction of new services and products. There were approximately 100 automobile leasing companies that provide automobile purchasing and leasing services to online ride-hailing drivers in Changsha City as of June 2026. Meanwhile, Didi Chuxing Technology Co., Ltd. (“Didi”) takes over 80% market share of the online ride-hailing platforms in China according to the public information. As of June 2026, there were approximately 50 companies who have established business relationships with Didi in Changsha. We face significant competition primarily from companies that operate in Changsha City, such as Changsha XiangyuZitai Automobile Leasing Service Co., Ltd.

Many of our competitors are well-capitalized and offer discounted services, driver incentives, discounts and promotions, innovative service and product offerings, and alternative pricing models, which may be more attractive to consumers than those that we offer. Further, some of our current or potential competitors have, and may in the future continue to have, greater resources and access to larger driver and consumer bases in a particular geographic market. In addition, our competitors in certain geographic markets enjoy substantial competitive advantages such as greater brand recognition, longer operating histories, better localized knowledge, and more supportive regulatory regimes. As a result, such competitors may be able to respond more quickly and effectively than us in such markets to new or changing opportunities, technologies, consumer preferences, regulations, or standards, which may render our products or offerings less attractive. In addition, future competitors may share in the effective benefit of any regulatory or governmental approvals and litigation victories we may achieve, without having to incur the costs we have incurred to obtain such benefits.

Securities Valor May Offer

Valor may offer and sell from time to time up to an aggregate of $500,000,000 of any of, or units comprised of, or other combinations of, the following securities:

Common Stock. Valor may issue shares of its common stock. Holders of common stock are entitled to receive dividends ratably if, as and when dividends are declared from time to time by Valor’s board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock or other securities with dividend rights senior to Valor’s common stock. Holders of common stock are entitled to one vote per share. Holders of common stock have no cumulative voting rights in the election of directors.

Preferred Stock. Valor may issue shares of its preferred stock in one or more series. Valor’s board of directors will determine the dividend, voting, conversion and other rights of the series of preferred stock being offered.

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Debt Securities. Valor may offer debt securities, which may be secured or unsecured, senior, senior subordinated or subordinated, may be guaranteed by Valor’s subsidiaries, and may be convertible into shares of Valor’s common stock. Valor may issue debt securities separately or together with, upon conversion of or in exchange for other securities. It is likely that any debt securities issued will not be issued under an indenture.

Warrants. Valor may issue warrants to purchase shares of common stock or preferred stock or debt securities. Valor may issue warrants independently or together with other securities. Warrants sold with other securities as a unit may be attached to or separate or separable from the other securities for trading purposes. To the extent any warrants are publicly tradable, Valor will issue them under one or more warrant agreements between Valor and a warrant agent that Valor will name in the applicable prospectus supplement.

Rights. Valor may issue rights to purchase shares of common stock or preferred stock or debt securities. Valor may issue rights independently or together with other securities. Rights sold with other securities as a unit may be attached to or separate or separable from the other securities for trading purposes and may be (but shall not be required to be) publicly listed securities.

Units. Valor may issue units comprised of one or more of the other securities described herein, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

Prospectus Supplement

Valor will describe the terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. Such prospectus supplement will contain, among other pertinent information, the following information about the offered securities:

●	title and amount;

●	offering price, underwriting discounts and commissions or agency fees, and Valor’s net proceeds;

●	any market listing and trading symbol;

●	names of lead or managing underwriters or agents and description of underwriting or agency arrangements;

●	the specific terms of the offered securities; and

●	a description of the method and terms of the offering.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.

Company Information

Valor was incorporated in the State of Nevada on June 8, 2017. Our principal executive offices are located at 230 Park Avenue, Fl 3, New York, NY 10169, and our telephone number is +1 (929) 872-1185. Our website address is www.senmiaotech.com. Information contained on our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus.

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RISK FACTORS

An investment in Valor’s securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, the information under the caption “Risk Factors” in any applicable prospectus supplement, any related free writing prospectus that we may authorize to be provided to you and the information under the caption “Risk Factors” in Valor’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026 and filed with SEC on June 30, 2026 (the “10-K”), which is incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act.

Risk Factors Summary

Risks Related to Our Business and Industry

●	We face intense competition, which could lead to our inability to secure market share or cause us to lose market share to our competitors, any of which could materially and adversely affect our business, results of operations and financial condition.

●	Relationship between us, our affiliates and other cooperated partners is crucial to our ability to grow our business, results of operations and financial condition.

●	Illegal, improper or otherwise inappropriate activities of customers while receiving our services could expose us to liabilities and harm our reputation, business, results of operations and financial condition.

●	Our customers’ failure to fully comply with PRC online ride-hailing-related laws may expose us to potential penalties and negatively affect our operations.

●	If we fail to effectively manage the behaviors of disintermediation and other misconduct and fraud by our users, our business, results of operations and financial condition could be materially and adversely affected.

●	If we are unable to collect our revenue, repossess or sub-lease the cars held by the defaulted customers in a cost-effective manner, our business and results of operations would be materially and adversely affected.

●	We are exposed to credit risk in our Auto Businesses

●	We are required to obtain licenses and permits related to financing and lending in China for our business operations, and we may not be able to obtain or maintain such licenses or permits.

●	Our failure to lease cars that we purchased from dealers or leased from other automobile rental companies with a satisfied utilization may have a material and adverse effect on our business, financial condition and results of operations.

●	If data provided by automobile lessees and other third-party sources or collected by us are inaccurate, customer trust in us could decline.

●	We may be subject to product liability claims if people or property are harmed by vehicles purchased through us.

●	We may be considered as conducting payment services as a non-financial institution without a Payment Business Permit.

●	Any significant disruption in our IT systems could materially and adversely affect our business.

●	If we fail to obtain and maintain the requisite licenses and approvals required for our business, our business may be materially and adversely affected.

●	We rely primarily on a third-party insurance policy to insure our auto-related risks.

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●	Government policies on automobile purchases and usage in the online ride-hailing industry may materially affect our results of operations.

●	Our business is subject to laws, regulations and regulatory policies that are being continuously amended and improved, and the interpretation and implementation of newly established policies may remain uncertain, which could have an adverse impact on our business and future prospects.

●	Our business is subject to risks related to China’s automobile leasing and financing industry, including industry-wide and macroeconomic risks.

●	We have incurred net losses and may continue to incur net losses in the future.

●	Our operations depend on the performance of the internet infrastructure and fixed telecommunications networks in China.

●	We have identified material weaknesses in our internal control over financial reporting.

●	We have limited business insurance coverage.

●	Our common stock will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCA Act, in the future if the PCAOB is unable to inspect or investigate completely our auditors. The delisting of our common stock, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections.

●	We face risks related to natural disasters, health epidemics and other outbreaks, such as COVID-19, which could significantly disrupt our operations.

●	Our operations are entirely concentrated in a single city in China, which exposes us to heightened geographic risk that could have a company-wide adverse effect on our business, results of operations and financial condition.

●	We are subject to a mandatory new energy vehicle requirement for newly added vehicles in Changsha beginning in 2027, which may require significant capital expenditure and expose us to supply, operational and transition risks that could adversely affect our business.

●	Our entire continuing business depends on a single PRC operating subsidiary, and any adverse regulatory, legal or operational development affecting Hunan Ruixi specifically would have a total impact on our revenue and business.

Risks Related to Doing Business in China

●	Our current corporate structure and business operations may be affected by the Foreign Investment Law.

●	Our previous contractual arrangements in relation to Sichuan Senmiao may be subject to scrutiny by the PRC tax authorities and they may determine that we or Sichuan Senmiao owe additional taxes, which could negatively affect our financial condition and the value of your investment.

●	If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC stockholders.

●	Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

●	We are required to obtain a value-added telecommunication business certificate and be subject to foreign investment restrictions.

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●	Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

●	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

●	Compliance with China’s new Data Security Law, Measures on Cybersecurity Review, Personal Information Protection Law, regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

●	Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

●	We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of from our public offerings to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

●	We rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.

●	Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment.

●	Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

●	Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

●	The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

●	If the chops of our PRC subsidiary are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

●	Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

●	PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiary’s ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

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Risks Related to Our Securities

●	Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock.

●	The market price for our common stock may be volatile.

●	We have a significant number of outstanding warrants.

●	Certain judgments obtained against us by our stockholders may not be enforceable.

●	Our articles of incorporation and by-laws could deter a change of our management, which could discourage or delay offers to acquire us.

●	Shareholders must rely on price appreciation of our common stock for return on their investment.

Other General Risk Factors

●	We may need additional capital, and financing may not be available on terms acceptable to us.

●	Fluctuations in interest rates could negatively affect our results of operations.

●	Our operating results may fluctuate significantly and may not fully reflect the underlying performance of our business.

●	If we fail to promote and maintain our brands in an effective and cost-efficient way, our business and results of operations may be harmed.

●	Any harm to our brands or reputation may materially and adversely affect our business.

●	Misconduct, errors and failure to function by our employees and third-party service providers could harm our business and reputation.

●	A severe or prolonged downturn in the Chinese or global economy could materially and adversely affect our business and financial condition.

●	Our ability to protect the confidential information of our customers may be adversely affected by cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.

●	We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

●	We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

●	Some aspects of our digital operations include open source software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect our business.

●	From time to time, we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

●	Escalating tensions between the United States and China, including tariff measures, export controls, and US legislative actions targeting Chinese-linked public companies, could adversely affect our Nasdaq listing, our ability to access US capital markets, and investor sentiment toward our common stock.

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These risks could materially affect our business, results of operation or financial condition and affect the value of Valor’s securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Historically, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange. Our corporate structure and being based in and having the majority of our operations in China poses risks to investors. As more fully described throughout this prospectus and in the risk factors described on page 29 of 10-K, which is incorporated by reference herein, there are significant regulatory, liquidity and enforcement risks involved in investing in Valor’s securities. For example, there are risks arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in China can change quickly with little advance notice. Further, the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations or the value of Valor’s common stock. Any actions by the Chinese government or Chinese regulatory authorities to exert more oversight and control over offerings that are conducted overseas or foreign investment in China-based issuers, or to disallow our structure, could pose significant risk to our business, and could significantly limit or completely hinder Valor’s ability to offer or continue to offer securities to investors, which could cause the value of those securities to significantly decline or be worthless.

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Our business operations conducted through our PRC Operating Entity may be adversely affected by the current and future political environment in the PRC. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations. Under the current government leadership, the government of the PRC has been pursuing reform policies which have adversely affected China-based operating companies whose securities are listed in the United States, with significant policies changes being made from time to time without notice. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect our business. Consequently, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as judicial interpretation by inexperienced officials in the agencies and courts in certain areas, may cause possible problems to foreign investors. Although the PRC government has been pursuing economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC through the allocation of resources, controlling payments of foreign currency, setting monetary policy and imposing policies that impact particular industries in different ways. We cannot assure you that the PRC government will continue to pursue policies favoring a market-oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC.

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Accordingly, given the PRC government’s significant oversight and discretion over the conduct of our operating subsidiary’s business, it may intervene or influence the operations of our PRC subsidiary at any time and to exert control over an offering of securities conducted overseas and/or foreign investment in China-based issuers, which may cause us to make material changes to the operations of our PRC subsidiary and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements. In addition, uncertainties with respect to the PRC legal system could adversely affect us.

We conduct all of our business through our subsidiary in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiary is generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. On August 1, 2021, the CSRC stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. To the best knowledge of this Company, as of the date of this prospectus, current Chinese laws and regulations do not forbid us from issuing securities overseas. On December 24, 2021, the CSRC published the Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Administrative Provisions”) and the Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Filing Measures”). The Draft Administrative Provisions and the Draft Filing Measures lay out requirements for filing and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which took effect on March 31, 2023. On the same date, the CSRC circulated Supporting Guidance Rules No. 1 through No. 5, Notes on the Trial Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and relevant CSRC Answers to Reporter Questions, or collectively, the Guidance Rules and Notice, on CSRC’s official website. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic principles for the overseas securities offering and listing by domestic enterprises, and clarified and emphasized several aspects, which include but are not limited to: (1) criteria to determine whether an issuer will be required to go through the filing procedures under the Trial Measures; (2) exemptions from immediate filing requirements for issuers including those that have already been listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Measures, but these issuers shall still be subject to filing procedures if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (3) a negative list of types of issuers banned from listing or offering overseas, such as issuers whose affiliates have been recently convicted of bribery and corruption; (4) issuers’ compliance with web security, data security, and other national security laws and regulations; (5) issuers’ filing and reporting obligations, such as obligation to file with the CSRC after it submits an application for initial public offering to overseas regulators, and obligation after offering or listing overseas to file with the CSRC after it completes subsequent offerings and to report to the CSRC material events including change of control or voluntary or forced delisting of the issuer; and (6) the CSRC’s authority to fine both issuers and their relevant shareholders for failure to comply with the Trial Measures, including failure to comply with filing obligations or committing fraud and misrepresentation. Specifically, pursuant to the Trial Measures, our future securities offerings in the Nasdaq Capital Market where we have previously offered and listed shall also be filed with the CSRC within 3 working days after the offering is completed. The Trial Measures provide the CSRC with power to warn, fine, and issue injunctions against both PRC domestic companies, their controlling shareholders, and their advisors in listing or offering securities (collectively, the “Subject Entities”), as well as individuals directly responsible for these Subject Entities (the “Subject Individuals”). For failure to comply with the Trial Measures Negative List or the Trial Measures Filing Obligations, or materially false or misleading statements in the filing and reporting required by the Trial Measures: (1) PRC domestic companies, and their controlling shareholders if the controlling shareholders induced the PRC domestic companies’ failure to comply, severally, may face warnings, injunctions to comply, and fines between RMB1 million and RMB10 million (approximately $144,970 and $1,449,696); the Subject Individuals in these entities may severally, face warnings and fines between RMB0.5 million and RMB5 million (approximately $72,485 and $724,848). (2) Advisors in listing or offering securities that failed to dutifully advise the PRC domestic companies and their controlling shareholders in complying with the Trial Measures and caused such failures to comply can face warnings and fines between RMB0.5 million and RMB5 million (approximately $72,485 and $724,848); the Subject Individuals in these advisor entities may, severally, face warnings and fines between RMB0.2 million and RMB2 million (approximately $28,994 and $ 289,939). As the Trial Measures are newly issued, there remain uncertainties regarding its interpretation and implementation. Therefore, we cannot assure you that we will be able to complete the filings for our future offerings and fully comply with the relevant new rules on a timely basis, if at all. In addition, we cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

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Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Compliance with China’s new Data Security Law, Measures on Cybersecurity Review, Personal Information Protection Law, regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

China has implemented or will implement rules and is considering a number of additional proposals relating to data protection. China’s Data Security Law promulgated by the SCNPC in June 2021, took effect in September 2021. The Data Security Law provides that the data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in China from transferring data stored in China to foreign law enforcement agencies or judicial authorities without prior approval by the Chinese government.

Additionally, China’s Cyber Security Law, requires companies to take certain organizational, technical and administrative measures and other necessary measures to ensure the security of their networks and data stored on their networks. Specifically, the Cyber Security Law provides that China adopts a multi-level protection scheme (MLPS), under which network operators are required to perform obligations of security protection to ensure that the network is free from interference, disruption or unauthorized access, and prevent network data from being disclosed, stolen or tampered. Under the MLPS, entities operating information systems must have a thorough assessment of the risks and the conditions of their information and network systems to determine the level to which the entity’s information and network systems belong-from the lowest Level 1 to the highest Level 5 pursuant to the Measures for the Graded Protection and the Guidelines for Grading of Classified Protection of Cyber Security. The grading result will determine the set of security protection obligations that entities must comply with. Entities classified as Level 2 or above should report the grade to the relevant government authority for examination and approval.

The Cyberspace Administration of China (the “CAC”) has taken action against several Chinese internet companies in connection with their initial public offerings on U.S. securities exchanges, for alleged national security risks and improper collection and use of the personal information of Chinese data subjects. According to the official announcement, the action was initiated based on the National Security Law, the Cyber Security Law and the Measures on Cybersecurity Review, which are aimed at “preventing national data security risks, maintaining national security and safeguarding public interests.”

It is unclear at the present time how widespread the cybersecurity review requirement and the enforcement action will be and what effect they will have on the life sciences sector generally and the Company in particular. China’s regulators may impose penalties for non-compliance ranging from fines or suspension of operations, and this could lead to us delisting from the U.S. stock market.

Also, on August 20, 2021, the SCNPC passed the Personal Information Protection Law, started to be implemented on November 1, 2021. The law creates a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The law also proposes that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to-be-set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the draft contains proposals for significant fines for serious violations of up to RMB50 million or 5% of annual revenues from the prior year.

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Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement. Compliance with the Cyber Security Law and the Data Security Law could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, and our belief that we are currently in compliance therewith, it is possible that our practices, offerings or platform could fail to meet all of the requirements imposed on us by the Cyber Security Law, the Data Security Law and/or related implementing regulations. Any failure on our part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension or other penalties by Chinese government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations. Even if our practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law and the recent Chinese government actions could materially adversely affect our ability, on favorable terms, to raise capital, including engaging in follow-on offerings of our securities in the U.S. market or the Stock Exchange of Hong Kong. While we believe that our current operations are in compliance with the laws and regulations of the Cyberspace Administration of China, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

On November 14, 2021, the CAC promulgated the draft Regulations on the Administration of Cyber Data Security for public comment, and Regulation on Network Data Security Management published on September 24, 2024 and became effective on January 1, 2025, which stipulates that where network data handlers carry out network data processing activities that affect or may affect national security, they shall undergo a national security review in accordance with relevant national regulations. Handlers of important data shall conduct risk assessment of their network data handling activities on an annual basis and submit risk assessment reports to the competent authorities at or above the provincial level, which shall in turn promptly notify the cyberspace administration and the public security organ at the same level. The risk assessment report shall include the following aspects: (1) basic information of the network data handler, information of the management body for network data security, and the name and contact information of the person in charge of network data security; (2) the purpose, type, quantity, method, scope, storage period and storage location etc. of the important data handled as well as the information on network data handling activities carried out, excluding the contents of network data themselves, (3) management systems for network data security and the implementation thereof, technical measures such as encryption, backup, label identification, access control, security authentication and other necessary measures and the effectiveness thereof; (4) network data security risks discovered, network data security incidents that have occurred and the handling thereof; (5) risk assessment of the provision, entrusted handling and joint handling of important data; (6) cross-border transmission of network data; and (7) other information to be reported as specified by the competent authority.

The CAC issued the Measures for the Administration of National Cybersecurity Incident Reporting on September 11, 2025, and the Measures came into force on November 1, 2025. The Measures stipulate that all network operators in China must report network security incidents through official designated channels in accordance with regulations. They set clear time limits for reporting incidents of different levels and require supplementary updates during handling as well as a final summary report after resolution. The regulation also clarifies regulatory responsibilities and imposes legal liabilities for delayed, omitted, false or concealed reports. The Cybersecurity Law of the People’s Republic of China (2025 Amendment) enacted by the Standing Committee of the National People’s Congress on October 28, 2025, and effective as of January 1, 2026, establishes China’s core legal framework for cybersecurity, mandating CPC leadership, holistic national security, and coordination of development and security; it imposes network operation security obligations (especially for critical information infrastructure operators), regulates personal information protection, strengthens monitoring, early warning, and emergency response, adds new provisions to support and regulate AI R&D, ethics, and safety, aligns with the Personal Information Protection Law and Data Security Law, and introduces higher, tiered penalties for violations.

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We have made discussion with Tahota (Beijing) Law Firm, our PRC counsel, relates to matters of CSRC, CAC and other government authorities on our PRC subsidiary’s operations and concluded that: as of the date of this prospectus, we, our PRC subsidiary and equity investee company, (i) are not required to obtain permissions from the CSRC, CAC or any other government authorities on our PRC subsidiary’s operations, and (ii) have not received or were denied such permissions by any PRC government authorities. If the Security Administration Draft is enacted as proposed, we believe that the operations of our PRC subsidiary and our listing will not be affected and that we will not be subject to cybersecurity review by the CAC, given that our PRC subsidiary possesses personal data of fewer than one million individual clients and does not collect data that affects or may affect national security in their business operations as of the date of this prospectus and does not anticipate that they will be collecting over one million users’ personal information or data that affects or may affect national security in the near future. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Regulation on Network Data Security Management will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Regulation on Network Data Security Management. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we will not be subject to cybersecurity review and network data security review in the future. During such reviews, we may be required to suspend our operation or experience other disruptions to our operations. Cybersecurity review and network data security review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations.

As of the date of this prospectus, we have not received any notice from any authorities identifying our PRC subsidiary as CIIOs. However, given the uncertainties surrounding the interpretation and implementation of the Cyber Security Law, Data Security Law and relevant regulations, we cannot rule out the possibility that we, or certain of our customers or suppliers may be deemed as a CIIO, or an operator processing “important data.” First, if we are deemed as a CIIO, our purchase of network products or services, if deemed to be affecting or may affect national security, will need to be subject to cybersecurity review, before we can enter into agreements with relevant customers or suppliers, and before the conclusion of such procedure, these customers will not be allowed to use our products or services, and we are not allowed to purchase products or services from our suppliers. There can be no assurance that we would be able to complete the applicable cybersecurity review procedures in a timely manner, or at all, if we are required to follow such procedures. Any failure or delay in the completion of the cybersecurity review procedures may prevent us from using certain network products and services, and may result in fines of up to ten times the purchase price of such network products and services being imposed upon us, if we are deemed a CIIO using network products or services without having completed the required cybersecurity review procedures. If the reviewing authority is of the view that the use of such network products or services by us, or by certain of our customers or suppliers, involves risk of disruption, is vulnerable to external attacks, or may negatively affect, compromise, or weaken the protection of national security, we may not be able to provide such products or services to relevant customers, or purchase products or services from relevant suppliers. This could have a material adverse effect on our results of operations and business prospects. Second, the notion of “important data” is not clearly defined by the Cyber Security Law or the Data Security Law. In order to comply with the statutory requirements, we will need to determine whether we possess important data, monitor the important data catalogs that are expected to be published by local governments and departments, perform risk assessments and ensure we are complying with reporting obligations to applicable regulators. We may also be required to disclose to regulators business-sensitive or network security-sensitive details regarding our processing of important data, and may need to pass the government security review or obtain government approval in order to share important data with offshore recipients, which can include foreign licensors, or share data stored in China with judicial and law enforcement authorities outside of China. If judicial and law enforcement authorities outside China require us to provide data stored in China, and we are not able to pass any required government security review or obtain any required government approval to do so, we may not be able to meet the foreign authorities’ requirements. The potential conflicts in legal obligations could have adverse impact on our operations in and outside of China.

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Our common stock will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCA Act, in the future if the PCAOB is unable to inspect or investigate completely our auditors. The delisting of our common stock, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA, which became effective on May 5, 2021. We will be required to comply with these rules if the SEC identifies our auditors as having a “non-inspection” year under a process to be subsequently established by the SEC.

On May 13, 2021, the PCAOB proposed a new rule for implementing the HFCAA. Among other things, the proposed rule provides a framework for the PCAOB to use when determining, under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The proposed rule would also establish the manner of the PCAOB’s determinations; the factors the PCAOB will evaluate and the documents and information it will consider when assessing whether a determination is warranted; the form, public availability, effective date, and duration of such determinations; and the process by which the board of the PCAOB can modify or vacate its determinations. The proposed rule was adopted by the PCAOB on September 22, 2021 and approved by the SEC on November 5, 2021.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act which proposed to reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two, thus reducing the time period before the securities of such foreign companies may be prohibited from trading or delisted. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was signed into law by the U.S. House of Representatives, which officially reduce the number of years that the auditor is not subject to inspection to two consecutive years. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by mainland China and Hong Kong authorities in those jurisdictions. The PCAOB has made such designations as mandated under the HFCA Act. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021.

The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to the PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company was not subject to the PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

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On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC (the “Statement of Protocol”), which is intended to enable the PCAOB to inspect and investigate completely registered public accounting firms in mainland China and Hong Kong. According to a statement released by the PCAOB, the Statement of Protocol (i) provides the PCAOB with sole discretion to select the firms, audit engagements and potential violations it inspects and investigates without consultation with, nor input from, Chinese authorities, (ii) puts procedures in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed and (iii) provides the PCAOB with direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. While the Chairs of both the PCAOB and the SEC made statements supporting the Statement of Protocol, both emphasized that this is only the first step in the process. As such, uncertainties remain regarding how the Statement of Protocol will be implemented and how it will impact China-based issuers and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Statement of Protocol. While the Statement of Protocol may lead to resolution of the previously identified issues, there can be no assurance that this will be the case.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

While the HFCAA is not currently applicable to the Company because the Company’s current auditors are subject to PCAOB review, if this changes in the future for any reason, the Company may be subject to the HFCAA. The implications of this regulation if the Company were to become subject to it are uncertain. Such uncertainty could cause the market price of our common stock to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on Nasdaq earlier than would be required by the HFCAA. If our common stock is unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase the common stock when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of the common stock.

Our auditor, Marcum Asia CPAs LLP, or Marcum Asia, the independent registered public accounting firm that is headquartered in the United States, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. As of the date of this prospectus, Marcum Asia was not included in the list of PCAOB Identified Firms in the PCAOB Determination Report issued in December 2021. Therefore, we believe that the Holding Foreign Companies Accountable Act and the related regulations do not currently affect us. Furthermore, any recent developments would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. If it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction or any other reasons, the lack of inspection could cause the trading in our securities to be prohibited under the Holding Foreign Companies Accountable Act, and as a result Nasdaq may delist our securities. If our securities are unable to be listed on another securities exchange, such a delisting would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares. Further, new laws and regulations or changes in laws and regulations in both the United States and China could affect our ability to list our Ordinary Shares on Nasdaq, which could materially impair the market for and market price for our securities.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for working capital and other general corporate purposes unless otherwise indicated in the applicable prospectus supplement. Other general corporate purposes may include automobile purchases, the costs of providing leasing and other automobile transaction services, including costs of developing other businesses, investments in other entities, costs of technology development, costs of new hires, capital expenditures and the costs of operating as a public company. Management will retain broad discretion over the allocation of net proceeds.

Valor may seek to extend portions of the net proceeds from the sale of any securities offered under this prospectus to Valor’s subsidiary. In using such proceeds, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to Valor’s subsidiary only through loans or capital contributions, subject to registration with government authorities and limits on the amount of loans and capital contributions. Subject to satisfaction of the applicable government registration requirements, we may extend inter-company loans to Valor’s subsidiary or make additional capital contributions to Valor’s subsidiary to fund its capital expenditures or working capital. If we provide funding to Valor’s subsidiary through loans, the total amount of such loans may not exceed the difference between the entity’s total investment as registered with the foreign investment authorities and its registered capital. Also, such loans must be registered with the PRC State Administration of Foreign Exchange or its local branches. The registered capital of Valor’s subsidiary is approximately $10.0 million. As of the date of this prospectus, Valor has made accumulated capital contributions of approximately $6.0 million to its subsidiary.

Valor cannot assure you that we will be able to obtain government registrations or approvals for loans or capital contributions to its subsidiaries on a timely basis, if at all. See “Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business” included in Valor’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, which risk factor is incorporated herein by reference.

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DESCRIPTION OF CAPITAL STOCK AND OTHER SECURITIES VALOR MAY OFFER

General

The following description of Valor’s capital stock (which includes a description of securities Valor may offer pursuant to the registration statement of which this prospectus is a part) and other securities Valor may offer does not purport to be complete and is subject to and qualified in its entirety by reference to Valor’s certificate of incorporation and bylaws, as they may be amended from time to time, any certificates of designations through which Valor may establish the terms and conditions of particular series of preferred stock, other documents governing the terms and conditions of particular securities and applicable provisions of Nevada law.

As of the date of this prospectus, Valor is authorized to issue 500,000,000 shares of common stock, par value $0.0001 per share, and 5,000 shares of Series A convertible preferred stock, par value $1,000 per share. As of the date of this prospectus, 14,557,489 shares of common stock were issued and outstanding and 262 shares of Series A convertible preferred stock were issued and outstanding, and Valor’s shares of common stock outstanding were held of record by approximately 49 shareholders. These figures do not include securities that may be issued: (i) pursuant to outstanding warrants to purchase shares of Valor’s common stock, or (ii) pursuant to Valor’s 2018 Equity Incentive Plan.

Valor may issue secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities. Valor may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. The debt securities, the preferred stock, the common stock, the rights and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

Each share of Valor’s common stock is entitled to one vote on all matters submitted to a vote of Valor’s stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Holders of common stock representing a majority of Valor’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of Valor’s stockholders. Valor’s articles of incorporation do not provide for cumulative voting in the election of directors. Holders of common stock have no pre-emptive or conversion rights and there are no redemption provisions applicable to the common stock.

Preferred Stock

Valor’s board of directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion right, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders. Although Valor has no current plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of Valor or an unsolicited acquisition proposal.

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You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

●	the title of the series and the number of shares in the series;

●	the price at which the preferred stock will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will accumulate;

●	the voting rights, if any, of the holders of shares of the preferred stock being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into Valor’s common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred stock on any securities exchange;

●	any material United States federal income tax considerations applicable to the preferred stock being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

This summary of any preferred stock offered is not complete. For the terms of a particular series of preferred stock, you should refer to the prospectus supplement for that series and the certificate of designations, if any, for that particular series.

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Debt Securities

As used in this prospectus, the term “debt securities” means any debentures, notes, bonds and other evidences of indebtedness that Valor may issue under this prospectus, as supplemented, from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. Valor may also issue convertible or exchangeable debt securities. Debt securities may be issued under an indenture (“Indenture”) entered into between Valor and a trustee to be named therein. Convertible or exchangeable debt securities may not be issued under an Indenture.

The form of Indenture, if any, relevant to a particular offering will be filed as exhibits to amendments to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indenture and the debt securities will be summaries thereof, will not be complete and will be subject and qualified in their entirety by reference to all of the provisions of the Indenture (and any amendments or supplements Valor may enter into from time to time which are permitted under the Indenture) and the debt securities.

Valor may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, Valor may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should particular debt securities evidence unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy Valor’s outstanding indebtedness, or an event of default under a loan agreement relating to indebtedness of Valor’s or Valor’s subsidiaries, the holders of secured indebtedness, if any, would be entitled to receive payments on their indebtedness prior to payments being made to the holders of the unsecured indebtedness.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered.

These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which Valor will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon Valor pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

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●	if Valor possesses the option to do so, the periods within which and the prices at which Valor may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	Valor’s obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which Valor will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at Valor’s option and, if other than by a board resolution, the manner in which any election by Valor to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which Valor must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or Valor’s covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on Valor’s ability to incur debt, redeem stock, sell Valor’s assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions may apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for Valor’s common stock, preferred stock or other securities or property;

●	whether Valor is issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material United States federal income tax considerations applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplement, in foreign currencies, or units based on or related to foreign currencies;

●	any right Valor may have to satisfy, discharge and defease Valor’s obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indenture, by depositing money or U.S. government obligations with the trustee of the Indenture;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

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●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, Valor will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, Valor may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. Valor will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

Valor may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how Valor will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and any material United States federal income tax considerations.

This summary of any debt securities offered is not complete. For the terms of particular debt securities, you should refer to the prospectus supplement for those securities and the Indenture, if any, for those securities.

Warrants

Valor may issue warrants for the purchase of Valor’s common stock, preferred stock, debt securities, rights or units, or any combination thereof. Warrants may be issued independently or together with Valor’s common stock, preferred stock, debt securities, rights or units and may be attached to or separate or separable from any offered securities. To the extent warrants that Valor issues are to be publicly traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between Valor and a bank or trust company, as warrant agent. The warrant agent will act solely as Valor’s agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

This summary of any warrants offered is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants, the form of warrant and the form of warrant agreement, if any, for that particular series.

Rights

Valor may issue rights to purchase Valor’s securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, Valor may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between Valor and one or more banks, trust companies or other financial institutions, as rights agent. Valor will name such agent in the applicable prospectus supplement. The rights agent will act solely as Valor’s agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

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The prospectus supplement relating to any rights Valor offers will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any material United States federal income tax considerations; and

●	any other terms of the rights.

If less than all of the rights issued in any rights offering are exercised, Valor may offer any unsubscribed securities directly to persons other than Valor’s security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

This summary of any rights offered is not complete. For the terms of particular rights, you should refer to the prospectus supplement for those rights, the form of rights certificate and the form of rights agreement, if any, for those rights.

Units

Valor may issue units comprised of shares of common stock, shares of preferred stock, debt securities, rights and/or warrants in any combination. Valor may issue units in such amounts and in as many distinct series as Valor wishes. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If Valor issues units, they may be issued under one or more unit agreements to be entered into between Valor and a bank or other financial institution, as unit agent. If Valor issues units, the forms of unit certificate and unit agreement, if any, relating to such units will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, or at any time before a specified date, or at any time. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement;

●	the price or prices at which such units will be issued;

●	any material United States federal income tax considerations;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any other terms of the units and of the securities comprising the units.

This summary of any units offered is not complete. For the terms of particular units, you should refer to the prospectus supplement for those units, the form of unit certificate and the form of unit agreement, if any, for those units.

Transfer Agent and Registrar

The transfer agent and registrar for Valor’s common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

Listing

Valor’s common stock is listed on The Nasdaq Capital Market under the trading symbol “VAI.”

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PLAN OF DISTRIBUTION

Valor may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, privately negotiated transactions, block trades, ordinary brokerage transactions, through the writing of options (listed or unlisted), in “at the market” offerings, using a combination of these methods or using any other method or methods permitted under applicable law. Valor may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. Valor may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements will describe the terms of each separate offering of securities, including, to the extent applicable:

●	the terms of the offering;

●	the name or names of the underwriters, if any;

●	the purchase price or prices of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from Valor;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price or prices;

●	any discounts or concessions allowed or re-allowed or paid to dealers;

●	any delayed delivery requirements; and

●	any securities exchange or market on which the securities may be listed or traded.

Only underwriters or agents named in a prospectus supplement will be underwriters or agents in respect of the securities offered by that prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. In most or all circumstances, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Valor may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters may be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. Valor may use underwriters with whom Valor has a material relationship. Valor will describe in the prospectus supplement, naming the underwriters, the nature of any such relationship.

Valor may sell securities directly or through agents it designates from time to time. Valor will name any agent involved in the offering of securities, and Valor will describe any commissions Valor will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, Valor’s agent will act on a best-efforts basis for the period of its appointment.

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Valor may authorize agents or underwriters to solicit offers from certain types of institutional investors to purchase securities from Valor at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Valor will describe the terms and conditions in these contracts and the commissions Valor must pay for solicitation of these contracts in the prospectus supplement.

Valor may make sales through the Internet or through other electronic means. If Valor elects to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, using the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, Valor will describe the system being used in the prospectus supplement. Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by Valor and which may directly affect the price or other terms and conditions at which the securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Many other pricing methods can and may also be used. Upon completion of such an electronic auction process, securities would be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

Valor may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may have to make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, Valor in the ordinary course of business.

All securities Valor may offer, other than common stock, will represent new classes or series of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so, and may discontinue any market making at any time without notice. Valor cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing or short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of an over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities may cause the price of the securities to be higher than it would otherwise be. If commenced, these activities may be discontinued at any time.

Any underwriters or agents that are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the common stock on The Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of Valor’s common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Regulation M may restrict the ability of any person engaged in the distribution of securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum compensation or discount to be received by any FINRA member or independent broker or dealer in a transaction subject to such guidelines may not exceed specified limits determined by FINRA.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a more specific plan of distribution.

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LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the laws of the State of New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements incorporated in this prospectus by reference to Valor’s Annual Report on Form 10-K for the year ended March 31, 2026, have been so incorporated in reliance upon the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that Valor has filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. For further information, Valor refers you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus or incorporated by reference concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed or incorporated by reference as an exhibit to the registration statement, Valor refers you to the copy of the contract or document that has been filed. Each statement contained in this prospectus or incorporated by reference concerning the contents of a contract or document filed as an exhibit is qualified in all respects by the contents of the filed exhibit.

Valor files its registration statements, as well as periodic reports, proxy and information statements and other information, with the SEC. Valor’s registration statements, periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference room and on the SEC’s website at http://www.sec.gov, where the SEC maintains a collection of registration statements, periodic reports, proxy and information statements and other information regarding issuers like Valor that file electronically with the SEC.

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INCORPORATION BY REFERENCE

The SEC allows Valor to incorporate into this prospectus by reference the reports and other documents Valor files with it, which means that Valor can disclose important information to you by referring you to those reports and other documents. The information incorporated into this prospectus by reference is an important part of this prospectus, and information that Valor files later with the SEC will automatically update and supersede the information already incorporated by reference into this prospectus. Valor is incorporating by reference the documents listed below, which Valor has already filed with the SEC, and any future filings Valor makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the related offering, including all filings made after the date of the filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, except as to any portion of any future report or other document that is not deemed filed under such provisions:

●	Valor’s Annual Report on Form 10-K for the year ended March 31, 2026, as filed with the SEC on June 30, 2026;

●	Valor’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, as filed with the SEC on August 14, 2026;

●	Valor’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on May 15, 2026;

●	Valor’s Current Reports on Form 8-K filed with the SEC on August 24, 2026 and August 26, 2026;

●	the description of Valor’s securities contained in Exhibit 4.4 of the Company’s Annual Report on Form 10-K filed on July 9, 2020; and

●	any filings Valor makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the related offering, including all filings made after the date of the filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, except as to any portion of any future report or other document that is not deemed filed under such provisions.

Valor will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including any exhibits to those documents. You should direct any requests for documents to Valor at 230 Park Avenue, Fl3, new York, NY, telephone: (929)-872-1185.

You also may access these filings on Valor’s website at www.senmiaotech.com. Valor does not incorporate the information on its website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, its website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that Valor specifically incorporates by reference into this prospectus or any supplement to this prospectus).

Valor’s registration statements, periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference room and on the SEC’s website at http://www.sec.gov, where the SEC maintains a collection of registration statements, periodic reports, proxy and information statements and other information regarding issuers like Valor that file electronically with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in a later-filed document that is incorporated or deemed to be incorporated by reference modifies, supersedes or replaces such statement.

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$500,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

VALOR ENERGY INC.

PROSPECTUS

September 24, 2026

Part II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses payable by Valor in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if aniy) are set forth below. Each item listed is estimated, except for the SEC registration fee.

SEC registration fee	$48,727.38
FINRA filing fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing fees and expenses	*
Transfer agent and trustee fees	*
Miscellaneous	*
Total	$48,727.38

*	Estimated expenses not currently known. Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.

Item 15. Indemnification of Directors and Officers

Nevada Law

Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation or he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation or he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

II-1

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Charter Provisions of the Company

The Company’s articles of incorporation provide that the Company shall provide indemnification to its directors and officers to the maximum extent permitted by law. The Company shall pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount even if it is ultimately determined that he or she is not entitled to indemnification by the Company. The Company is permitted by the articles of incorporation to purchase and maintain insurance in connection with its indemnification obligations. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, Valor has been advised that the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth in the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(6)	That, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	If the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)	(i) To use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (ii) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(9)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(10)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(11)	That:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1	Certificate of Amendment to Articles of Incorporation of the Company, filed with the Secretary of State of the State of Nevada on August 18, 2026, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 26, 2026.
4.1*	Form of Common Stock Certificate
4.2*	Form of Preferred Stock Certificate
4.3*	Form of Indenture
4.4*	Form of Warrant
4.5*	Form of Warrant Agreement
4.6*	Form of Rights Certificate
4.7*	Form of Unit Certificate
4.8*	Form of Unit Agreement
5.1	Opinion of Flangas Law Group
23.1	Consent of Marcum Asia CPAs LLP
23.2	Consent of Flangas Law Group (included in Exhibit 5.1 hereto)
23.3	Consent of Tahota Law Firm
24.1	Power of Attorney (included on the signature pages to this registration statement)
25.1**	Form T-1 Statement of Eligibility of Trustee
107	Filing Fee Table

*	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

**	To be filed, if necessary, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY on September 24, 2026.

VALOR ENERGY INC.

By:	/s/ Ronggang (Jonathan) Zhang
Ronggang (Jonathan) Zhang
Chairman of the Board, Executive Director, and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Ronggang (Jonathan) Zhang and Yafeng Li, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney in fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including without limitation any and all pre- and post-effective amendments thereto, and any registration statement relating to the same offering as this Registration Statement relates that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing in connection therewith, and ratifying and confirming all that said attorneys in fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronggang (Jonathan) Zhang	Chairman of the Board, Executive Director, and Chief Executive Officer	September 24, 2026
Ronggang (Jonathan) Zhang	(Principal Executive Officer)

/s/ Yafeng Li	Chief Financial Officer and Treasurer	September 24, 2026
Yafeng Li	(Principal Financial and Accounting Officer)

/s/ Chong Chen	Director	September 24, 2026
Chong Chen

/s/ Si (Simon) Li	Director	September 24, 2026
Si (Simon) Li

/s/ Xiaojuan Lin	Director	September 24, 2026
Xiaojuan Lin

/s/ Jie Gao	Director	September 24, 2026
Jie Gao

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